Exhibit 99.1

Intercontinental Exchange Reports Strong Third Quarter 2022

• 3Q22 net revenues of $1.8 billion; +1% y/y; +3% y/y, constant currency (CC)*

Jeffrey C. Sprecher,

ICE Chair & Chief Executive Officer, said,

"We are pleased to report strong third quarter results that extend our track record of growth. Amidst a backdrop of continued geopolitical and macroeconomic uncertainty, our strong third quarter performance reflects the "all weather" nature of our business model. Our customers continue to rely on our mission-critical data, technology, and liquid markets through an array of macroeconomic environments. As we look to the balance of the year and beyond, we remain focused on driving innovation, helping to serve our customers' risk management needs and delivering value to our stockholders."

• 3Q22 GAAP diluted loss per share of $0.34, primarily due to net losses from Bakkt

• 3Q22 adj. diluted earnings per share (EPS) of $1.31

• 3Q22 operating income, +4% y/y; +7% y/y, CC*. Adj. operating income +4% y/y; +6% y/y, CC*

• 3Q22 operating margin of 50%, +164 basis points y/y; adj. operating margin of 60%, +176 basis points y/y

ATLANTA & NEW YORK, November 3, 2022 - Intercontinental Exchange (NYSE: ICE), a leading global provider of data, technology and market infrastructure, today reported financial results for the third quarter of 2022. For the quarter ended September 30, 2022, consolidated net loss attributable to ICE was $191 million on $1.8 billion of consolidated revenues, less transaction-based expenses. Third quarter GAAP diluted loss per share was $0.34, primarily due to net losses from Bakkt. Adjusted net income attributable to ICE was $733 million in the third quarter and adjusted diluted EPS was $1.31. Please refer to the reconciliation of non-GAAP financial measures included in this press release for more information on our adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted EPS and adjusted free cash flow.

Warren Gardiner, ICE Chief Financial Officer, added: "Through the first nine months of the year, we have grown revenues and operating income. This strong performance, including compounding growth in our recurring revenues across all three business segments is a testament to the power of our diverse business model. As we approach the end of 2022, we remain focused on extending our track record of growth and creating value for our stockholders."

*Constant currency (CC) percentage changes are calculated holding both the pound sterling and euro at the average exchange rate from 3Q21, 1.3784 and 1.1788, respectively.

Third Quarter 2022 Business Highlights

Third quarter consolidated net revenues were $1.8 billion, up 1% year-over-year including exchange net revenues of $1.0 billion, fixed income and data services revenues of $534 million and mortgage technology revenues of $276 million. Consolidated operating expenses were $898 million for the third quarter of 2022. On an adjusted basis, consolidated operating expenses were $727 million. Consolidated operating income for the third quarter was $913 million and the operating margin was 50%. On an adjusted basis, consolidated operating income for the third quarter was $1.1 billion and the adjusted operating margin was 60%.

$ (in millions)	Net Revenue	Op Margin	Adj Op Margin
	3Q22
Exchanges	$1,001	70%	72%
Fixed Income and Data Services	$534	37%	45%
Mortgage Technology	$276	6%	46%
Consolidated	$1,811	50%	60%

	3Q22	3Q21	% Chg
Recurring Revenue	$930	$888	5%
Transaction Revenue, net	$881	$914	(4)%

Exchanges Segment Results

Third quarter exchange net revenues were $1.0 billion. Exchange operating expenses were $301 million and on an adjusted basis, were $284 million in the third quarter. Segment operating income for the third quarter was $700 million and the operating margin was 70%. On an adjusted basis, operating income was $717 million and the adjusted operating margin was 72%.

$ (in millions)	3Q22	3Q21	% Chg	Const Curr(1)
Revenue, net:
Energy	$266	$316	(16)%	(13)%
Ags and Metals	57	56	1%	2%
Financials(2)	122	93	30%	46%
Cash Equities and Equity Options	88	79	13%	13%
OTC and Other(3)	121	84	45%	53%
Data and Connectivity Services	219	208	6%	6%
Listings	128	123	3%	3%
Segment Revenue	$1,001	$959	4%	8%

Recurring Revenue	$347	$331	5%	5%
Transaction Revenue, net	$654	$628	4%	9%

(1) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 3Q21, 1.3784 and 1.1788, respectively.

(2) Financials include interest rates and other financial futures and options.

(3) OTC & other includes physical energy, interest income on certain clearing margin deposits, regulatory penalties and fines, fees for use of our facilities, regulatory fees charged to member organizations of our U.S. securities exchanges, designated market maker service fees, technology development fees, exchange member fees, and agriculture grading and certification fees.

Fixed Income and Data Services Segment Results

Third quarter fixed income and data services revenues were $534 million. Fixed income and data services operating expenses were $337 million and adjusted operating expenses were $293 million in the third quarter. Segment operating income for the third quarter was $197 million and the operating margin was 37%. On an adjusted basis, operating income was $241 million and the adjusted operating margin was 45%.

$ (in millions)	3Q22	3Q21	% Chg	Const Curr(1)
Revenue:
Fixed Income Execution	$26	$12	121%	122%
CDS Clearing	88	51	72%	75%
Fixed Income Data and Analytics	273	272	—%	2%
Other Data and Network Services	147	142	4%	6%
Segment Revenue	$534	$477	12%	14%

Recurring Revenue	$420	$414	1%	3%
Transaction Revenue	$114	$63	81%	84%

(1) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 3Q21, 1.3784 and 1.1788, respectively.

Mortgage Technology Segment Results

Third quarter mortgage technology revenues were $276 million. Mortgage technology operating expenses were $260 million and adjusted operating expenses were $150 million in the third quarter. Segment operating income for the third quarter was $16 million and the operating margin was 6%. On an adjusted basis, operating income was $126 million and the adjusted operating margin was 46%.

$ (in millions)	3Q22	3Q21	% Chg
Revenue:
Origination Technology	$187	$245	(24)%
Closing Solutions	53	88	(39)%
Data and Analytics	22	19	22%
Other	14	14	(8)%
Segment Revenue	$276	$366	(25)%

Recurring Revenue	$163	$143	14%
Transaction Revenue	$113	$223	(49)%

Other Matters

•	Operating cash flow through the third quarter of 2022 was $2.5 billion and adjusted free cash flow was $2.1 billion.

•	Unrestricted cash was $1.2 billion and outstanding debt was $18.1 billion as of September 30, 2022.

•	The effective tax rate for the third quarter of 2022 was 47%, primarily due to net losses from Bakkt.

•	Through the third quarter of 2022, ICE repurchased $632 million of its common stock and paid $640 million in dividends. In connection with ICE's pending acquisition of Black Knight, on May 4, 2022 ICE suspended its share repurchases.

Updated Financial Guidance

•	ICE's fourth quarter 2022 GAAP operating expenses are expected to be in a range of $890 million to $900 million. Adjusted operating expenses(1) are expected to be in a range of $730 million to $740 million.

•	ICE's fourth quarter 2022 GAAP non-operating expense(2) is expected to be in the range of $137 million to $142 million. Adjusted non-operating expense is expected to be in the range of $105 million to $110 million.

•	ICE's diluted share count for the fourth quarter is expected to be in the range of 558 million to 563 million weighted average shares outstanding.

(1) 4Q22 non-GAAP operating expenses exclude amortization of acquisition-related intangibles, pending Black Knight acquisition costs, and Ellie Mae integration costs.

(2) Non-operating income / expense includes interest income, interest expense and net other income. Non-GAAP non-operating expense excludes equity earnings from unconsolidated investees, net interest expense on pre-acquisition-related debt and costs associated with re-financing existing debt.

Earnings Conference Call Information

ICE will hold a conference call today, November 3, 2022, at 8:30 a.m. ET to review its third quarter 2022 financial results. A live audio webcast of the earnings call will be available on the company's website at www.theice.com in the investor relations section. Participants may also listen via telephone by dialing 844-200-6205 from the United States or 929-526-1599 from outside of the United States. Telephone participants are required to provide the participant entry number 047703 and are recommended to call 10 minutes prior to the start of the call. The call will be archived on the company's website for replay.

The conference call for the fourth quarter 2022 earnings has been scheduled for February 2nd, 2023 at 8:30 a.m. ET. Please refer to the Investor Relations website at www.ir.theice.com for additional information.

Historical futures, options and cash ADV, rate per contract, open interest data and CDS cleared information can be found at: https://ir.theice.com/investor-resources/supplemental-information/default.aspx

Consolidated Statements of Income

(In millions, except per share amounts

(Unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,
Revenues:	2022	2021	2022	2021
Exchanges	$4,824	$4,376	$1,577	$1,434
Fixed income and data services	1,555	1,403	534	477
Mortgage technology	880	1,061	276	366
Total revenues	7,259	6,840	2,387	2,277
Transaction-based expenses:
Section 31 fees	332	204	158	38
Cash liquidity payments, routing and clearing	1,403	1,330	418	437
Total revenues, less transaction-based expenses	5,524	5,306	1,811	1,802

Operating expenses:
Compensation and benefits	1,058	1,093	344	374
Professional services	101	124	32	43
Acquisition-related transaction and integration costs	81	42	19	14
Technology and communication	513	495	169	168
Rent and occupancy	63	61	22	20
Selling, general and administrative	166	163	54	52
Depreciation and amortization	768	759	258	253
Total operating expenses	2,750	2,737	898	924
Operating income	2,774	2,569	913	878
Other income/(expense):
Interest income	42	—	33	—
Interest expense	(440)	(321)	(176)	(108)
Other income/(expense), net	(1,132)	1,341	(1,097)	54
Other income/(expense), net	(1,530)	1,020	(1,240)	(54)
Income/(loss) before income tax expense/(benefit)	1,244	3,589	(327)	824
Income tax expense/(benefit)	186	1,049	(152)	187
Net income/(loss)	$1,058	$2,540	$(175)	$637
Net income attributable to non-controlling interest	(37)	(9)	(16)	(4)
Net income/(loss) attributable to Intercontinental Exchange, Inc.	$1,021	$2,531	$(191)	$633

Earnings/(loss) per share attributable to Intercontinental Exchange, Inc. common stockholders:
Basic	$1.83	$4.50	$(0.34)	$1.12
Diluted	$1.82	$4.48	$(0.34)	$1.12
Weighted average common shares outstanding:
Basic	559	563	558	563
Diluted	561	565	560	566

Consolidated Balance Sheets

(In millions)

	As of	As of
	September 30, 2022	December 31, 2021
	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$1,183	$607
Short-term restricted cash and cash equivalents	6,032	1,035
Cash and cash equivalent margin deposits and guaranty funds	156,789	145,936
Invested deposits, delivery contracts receivable and unsettled variation margin	7,902	4,493
Customer accounts receivable, net	1,248	1,208
Prepaid expenses and other current assets	558	1,021
Total current assets	173,712	154,300
Property and equipment, net	1,720	1,699
Other non-current assets:
Goodwill	21,075	21,123
Other intangible assets, net	13,210	13,736
Long-term restricted cash and cash equivalents	405	398
Other non-current assets	1,170	2,246
Total other non-current assets	35,860	37,503
Total assets	$211,292	$193,502

Liabilities and Equity:
Current liabilities:
Accounts payable and accrued liabilities	$788	$703
Section 31 fees payable	58	57
Accrued salaries and benefits	274	354
Deferred revenue	315	194
Short-term debt	7	1,521
Margin deposits and guaranty funds	156,789	145,936
Invested deposits, delivery contracts payable and unsettled variation margin	7,902	4,493
Other current liabilities	188	153
Total current liabilities	166,321	153,411
Non-current liabilities:
Non-current deferred tax liability, net	3,565	4,100
Long-term debt	18,113	12,397
Accrued employee benefits	189	200
Non-current operating lease liability	267	252
Other non-current liabilities	417	394
Total non-current liabilities	22,551	17,343
Total liabilities	188,872	170,754

Equity:
Intercontinental Exchange, Inc. stockholders’ equity:
Common stock	6	6
Treasury stock, at cost	(6,224)	(5,520)
Additional paid-in capital	14,269	14,069
Retained earnings	14,731	14,350
Accumulated other comprehensive loss	(403)	(196)
Total Intercontinental Exchange, Inc. stockholders’ equity	22,379	22,709
Non-controlling interest in consolidated subsidiaries	41	39
Total equity	22,420	22,748
Total liabilities and equity	$211,292	$193,502

Non-GAAP Financial Measures and Reconciliation

We use non-GAAP measures internally to evaluate our performance and in making financial and operational decisions. When viewed in conjunction with our GAAP results and the accompanying reconciliation, we believe that our presentation of these measures provides investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparison of results because the items described below as adjustments to GAAP are not reflective of our core business performance. These financial measures are not in accordance with, or an alternative to, GAAP financial measures and may be different from non-GAAP measures used by other companies. We use these adjusted results because we believe they more clearly highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our core operating performance. We strongly recommend that investors review the GAAP financial measures and additional non-GAAP information included in our Quarterly Report on Form 10-Q, including our consolidated financial statements and the notes thereto.

Adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income attributable to ICE common stockholders, adjusted diluted earnings per share and adjusted free cash flow for the periods presented below are calculated by adding or subtracting the adjustments described below, which are not reflective of our cash operations and core business performance, and their related income tax effect and other tax adjustments (in millions, except for per share amounts):

Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

(Unaudited)

	Exchanges Segment		Fixed Income and Data Services Segment		Mortgage Technology Segment		Consolidated
	Nine Months Ended September 30,		Nine Months Ended September 30,		Nine Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021	2022	2021	2022	2021
Total revenues, less transaction-based expenses	$3,089	$2,842	$1,555	$1,403	$880	$1,061	$5,524	$5,306
Operating expenses	904	977	1,029	1,010	817	750	2,750	2,737
Less: Amortization of acquisition-related intangibles	50	56	137	136	271	277	458	469
Less: Transaction and integration costs	—	12	—	—	79	28	79	40
Adjusted operating expenses	$854	$909	$892	$874	$467	$445	$2,213	$2,228
Operating income	$2,185	$1,865	$526	$393	$63	$311	$2,774	$2,569
Adjusted operating income	$2,235	$1,933	$663	$529	$413	$616	$3,311	$3,078
Operating margin	71%	66%	34%	28%	7%	29%	50%	48%
Adjusted operating margin	72%	68%	43%	38%	47%	58%	60%	58%

Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

(Unaudited)

	Exchanges Segment		Fixed Income and Data Services Segment		Mortgage Technology Segment		Consolidated
	Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,
	2022	2021	2022	2021	2022	2021	2022	2021
Total revenues, less transaction-based expenses	$1,001	$959	$534	$477	$276	$366	$1,811	$1,802
Operating expenses	301	330	337	338	260	256	898	924
Less: Amortization of acquisition-related intangibles	17	19	44	45	91	92	152	156
Less: Transaction and integration costs	—	2	—	—	19	11	19	13
Adjusted operating expenses	$284	$309	$293	$293	$150	$153	$727	$755
Operating income	$700	$629	$197	$139	$16	$110	$913	$878
Adjusted operating income	$717	$650	$241	$184	$126	$213	$1,084	$1,047
Operating margin	70%	66%	37%	29%	6%	30%	50%	49%
Adjusted operating margin	72%	68%	45%	39%	46%	58%	60%	58%

Adjusted Net Income Attributable to ICE and EPS

(In millions)

(Unaudited)

	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Net income attributable to ICE	$1,021	$2,531
Add: Amortization of acquisition-related intangibles	458	469
Add: Transaction and integration costs	79	40
Add: Accelerated unamortized costs related to the early payoff of the June 2023 floating rate senior notes	—	4
Add: Impairment on Bakkt equity method investment	40	—
Add: Accrual relating to legal settlement	9	16
Add: Net interest expense on pre-acquisition-related debt	49	—
Add: Extinguishment of 2022 and 2023 Senior Notes	30	—
Less: Gain on sale and fair value adjustment of Euroclear equity investment and dividends received	(41)	(94)
Less: Gain on sale of Coinbase equity investment	—	(1,227)
Less: Gain related to the settlement of an acquisition-related indemnification claim	—	(7)
Add/(Less): Net losses/(income) from unconsolidated investees	1,112	(42)
Add/(Less): Income tax effect for the above items	(478)	216
Add/(Less): Deferred tax adjustments on acquisition-related intangibles	(3)	196
Adjusted net income attributable to ICE	$2,276	$2,102

Basic earnings per share	$1.83	$4.50
Diluted earnings per share	$1.82	$4.48

Adjusted basic earnings per share	$4.07	$3.74
Adjusted diluted earnings per share	$4.06	$3.72

Basic weighted average common shares outstanding	559	563
Diluted weighted average common shares outstanding	561	565

Adjusted Net Income Attributable to ICE and EPS

(In millions)

(Unaudited)

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021
Net income/(loss) attributable to ICE	$(191)	$633
Add: Amortization of acquisition-related intangibles	152	156
Add: Transaction and integration costs	19	13
Add: Accrual relating to legal settlement	—	16
Add: Net interest expense on pre-acquisition-related debt	31	—
Add: Accelerated unamortized costs related to the early payoff of the June 2023 floating rate senior notes	—	4
Add: Impairment on Bakkt equity method investment	40	—
Less: Gain on sale and fair value adjustment of Euroclear equity investment and dividends received	—	(64)
Add/(Less): Net losses/(income) from unconsolidated investees	1,055	(8)
Less: Income tax effect for the above items	(355)	(38)
Less: Deferred tax adjustments on acquisition-related intangibles	(18)	(1)
Adjusted net income attributable to ICE	$733	$711

Basic earnings/(loss) per share	$(0.34)	$1.12
Diluted earnings/(loss) per share	$(0.34)	$1.12

Adjusted basic earnings per share	$1.31	$1.26
Adjusted diluted earnings per share	$1.31	$1.26

Basic weighted average common shares outstanding	558	563
Diluted weighted average common shares outstanding	560	566

Adjusted Free Cash Flow Calculation

(In millions)

(Unaudited)

	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Cash flow from operations	$2,462	$2,130
Less: Capital expenditures and capitalized software development costs	(325)	(328)
Add/(Less): Section 31 fees, net	(1)	193
Adjusted free cash flow	$2,136	$1,995

About Intercontinental Exchange

Intercontinental Exchange, Inc. (NYSE: ICE) is a Fortune 500 company that designs, builds and operates digital networks to connect people to opportunity. We provide financial technology and data services across major asset classes that offer our customers access to mission-critical workflow tools that increase transparency and operational efficiencies. We operate exchanges, including the New York Stock Exchange, and clearing houses that help people invest, raise capital and manage risk across multiple asset classes. Our comprehensive fixed income data services and execution capabilities provide information, analytics and platforms that help our customers capitalize on opportunities and operate more efficiently. At ICE Mortgage Technology, we are transforming and digitizing the U.S. residential mortgage process, from consumer engagement through loan registration. Together, we transform, streamline and automate industries to connect our customers to opportunity.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located at http://www.intercontinentalexchange.com/terms-of-use. Key Information Documents for certain products covered by the EU Packaged Retail and Insurance-based Investment Products Regulation can be accessed on the relevant exchange website under the heading “Key Information Documents (KIDS).”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Statements in this press release regarding ICE's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in Intercontinental Exchange, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 3, 2022. We caution you not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all factors that may affect our business and prospects. Further, management cannot assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SOURCE: Intercontinental Exchange

ICE-CORP

ICE Investor Relations Contact:

Katia Gonzalez

+1 678 981 3882

katia.gonzalez@ice.com

investors@ice.com

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+1 212 656 2490

josh.king@ice.com

media@ice.com